EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the July 21, 1998 Registration Statement on Form S-3 of our report, dated January 22, 1998, relating to the consolidated financial statements of FLAG Financial Corporation and subsidiary, contained in the annual report on Form 10-K for the year ended December 31, 1997, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                  /s/ Porter Keadle Moore, LLP




Atlanta, Georgia
July 20, 1998